Exhibit 23.1

Deloitte Touche Tohmatsu Av. Presidente Wilson, 231 – 22º Rio de Janeiro – RJ – 20030-905 Brasil Tel: + 55 (21) 3981-0500 Fax:+ 55 (21) 3981-0600 www.deloitte.com.br

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-176617 on Form F-4 of our reports dated April 28, 2011, relating to the financial statements of Brasil Telecom S.A., and the effectiveness of Brasil Telecom S.A.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F/A of Brasil Telecom S.A. for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte Touche Tohmatsu Auditores Independentes

Rio de Janeiro, RJ, Brazil

January 18, 2012

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

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